Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Stem, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Rule 457(c)	389,569	$8.7046(1)	$3,391,042.32	$0.00013810	$468.31
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Total Offering Amounts						$3,391,042.32		$468.31
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								$468.31

(1)Pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the average of the high and low prices of the shares of Common Stock as reported on The Nasdaq Capital Market on May 20, 2026 ($8.7046) (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).